                                                                     EXHIBIT 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of Municipal Investment Trust Fund, Insured Series--408, Defined Asset Funds:



We consent to the use in this Registration Statement No. 333-38118 of our report dated September 8, 2000 relating to the Statement of Condition of Municipal Investment Trust Fund, Insured Series--408, Defined Asset Funds, and to the reference to us under the heading "How the Fund Works--Auditors" in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, NY
September 8, 2000